                                                                    Exhibit 23.2





                         Independent Auditors' Consent


The Board of Directors
Goodrich Petroleum Corporation:


We consent to the incorporation by reference in Amendment No. 1 to Form S-4 Registration Statement (Registration No. 33- 58631) of Goodrich Petroleum Corporation of our report on Patrick Petroleum Company dated March 20, 1995, incorporated by reference in the Current Report on Form 8-K/A of Goodrich Petroleum Corporation dated August 15, 1995 and signed October 24, 1995.




/s/  DELOITTE & TOUCHE LLP



Detroit, Michigan
October 24, 1995